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                        SUPERIOR CONSULTANT COMPANY, INC.

                              EMPLOYMENT AGREEMENT



October 11, 2000


Mr. George S. Huntzinger
RR4, Box 610
42nd Street
Dallas, PA 18612

Dear George:

         This letter sets forth our agreement on matters relating to your employment with SUPERIOR CONSULTANT HOLDINGS CORPORATION, a Delaware Corporation ("Superior", "the Company"), 4000 Town Center, Suite 1100, Southfield, Michigan 48075 as President and Chief Operating Officer of the Company.

         1. Your employment with the Company shall commence as of October 11, 2000 ("the Commencement Date") and terminate on October 10, 2001. Except as otherwise herein provided, you shall have no continuing right to compensation and bonus. You shall have such responsibilities and perform such duties appropriate to such position as shall be reasonably assigned to you by the CEO of the Company or such person as he shall designate. You will initially serve as President and Chief Operating Officer. You shall devote all your working time and efforts to the business of the Company. You represent that you are not bound by the provisions of any non-competition, confidentiality or similar agreement not heretofore disclosed by you in writing to the Company. You also represent and warrant that you have never been convicted of a felony.

         2. Your salary shall be at the rate of $11,000.00 bi-weekly, payable in accordance with the normal payroll practices of the Company and subject to any payroll or other deductions as may be required to be made pursuant to law, government order, or by your written agreement or consent.

         3. You shall be entitled to participate in all employee benefit plans of the Company from time to time in effect, including group insurance plans, subject to the provisions of such plans and programs from time to time in effect. Insurance coverages shall commence in accordance with the eligibility rules, company policy and the requirement of the insurance carrier. The company reserves the right to change or revoke any policies or benefits at any time. You shall be entitled to three (3) weeks of vacation each calendar year.

         You will be reimbursed for reasonable, necessary and authorized expenses incurred in the course of service and solicitation of clients in accordance with company policy. Expense reimbursement incurred in servicing a client will at no time be greater than that enjoyed by the company in its service agreement with the client.


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         4. In the event that your employment with the Company shall be terminated by the Company without Cause within the first 12 months of your employment with the Company, and not as a result of your death or Disability (as hereinafter defined), the Company shall continue your salary (in bi-weekly installments) as if you were still employed by the Company for a period of six months from the date of termination. You shall be under no obligation to seek other employment or otherwise to mitigate the Company's obligation to continue your salary. The Company shall, during such six-month period, continue to provide you with health insurance benefits on the same basis, including any Company-paid premiums, as such benefits are provided to employees of the Company, except that such six-month coverage period shall be coterminous and shall apply to federally mandated COBRA continuation periods.. Your rights under the other benefit plans and programs of the Company shall be determined in accordance with the terms of such plans and programs as then in effect. In the event of such termination neither you nor the Company shall have any further rights or obligations under this Agreement, except as set forth in Sections 5, 6, 7, and 8 of this Agreement.

            A termination of your employment by you for Good Reason (as hereinafter defined) shall be deemed a termination of employment by the Company without Cause.

            In the event that your employment with the Company shall be terminated by the Company for Cause or in the event that your employment is terminated voluntarily by you or as a result of your death or Disability, you shall be entitled to receive your salary through the date of termination. Your rights under benefit plans and programs of the Company shall be determined in accordance with the terms of such plans and programs as then in effect. In the event of such termination neither you nor the Company shall have any further rights or obligations under this Agreement, except as set forth in Sections 5, 6, 7, and 8 of this Agreement.

            For purposes of this Agreement: "Cause" shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its subsidiaries or any of their respective customers or suppliers, (ii) conduct causing the Company or any of its subsidiaries substantial public disgrace or disrepute, (iii) substantial and repeated failure continuing after written notice thereof to perform duties of the office held by you as reasonably directed by the Chief Executive Officer of the Company, (iv) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries, or (v) any material breach of Section 5 or 6 of this Agreement or any breach of Section 7 of this Agreement. "Good Reason" shall mean (i) a reduction in your base salary from the annualized rate in effect on the date hereof or as hereafter increased; (ii) without employee's prior consent (which shall not be unreasonably withheld), any material adverse change in title or responsibilities and authority. "Disability" shall mean your failure by reason of sickness, accident or physical or mental disability or incapacity to substantially perform the duties and responsibilities of your employment with the Company for ninety (90) days (whether or not consecutive) in any period of twelve (12) consecutive months.

            In the event employment with the company is terminated by either you or the company, you agree to return all materials acquired during the term of employment with the company. Specifically, this is to include without limitation, computer disks, computers, work papers, manuals, training manuals, notes, articles, phone lists, correspondence, proposals, addresses, reports, phone cards, office keys and any and all material related to employment with the company.


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         5. You agree, during the term of this Agreement and at all times thereafter, to treat as confidential and, except as required in the performance of your duties under this Agreement, not to disclose, publish or otherwise make available to the public or to any individual, firm or corporation (other than an employee or professional advisor of the Company), or use any confidential material (as hereinafter defined). You agree that all confidential material is the exclusive property of the Company, and you agree to return such material to the Company promptly upon the termination of your employment with the Company. For purposes hereof, the term "confidential material" shall mean all information in any way concerning the products, projects, activities, business or affairs of the Company and its clients acquired by you in the course of providing services to the Company; provided, however, that the term "confidential material" shall not include information which (i) becomes generally available to the public other than as a result of an unauthorized disclosure by you, (ii) was available to you on a non-confidential basis prior to your service with the Company or
(iii) becomes available to you on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company. You also recognize that all company resources of any kind and nature including but not limited to personnel; equipment and telephones; software; written materials, methods and procedures; client and prospect names, files and documentation are the sole property of the company and shall not be used for personal or any other non-company reasons.

         6. You agree that all inventions and copyrightable or patentable material, and all trade secrets, processes, know-how, practices, designs, technologies and methods, including but not limited to computer software, which you may make or develop during the period of your employment with the Company relating to the business of the Company shall belong to and shall be owned by the Company, whether you shall make or develop them individually or jointly with others or on your own time or on the time of the Company. You agree that, upon the request of the Company and without further consideration, you shall expressly assign to the Company all of your right, title and interest in and to each such invention, material, trade secret, process, know-how, practice, design, technology and method and shall sign all papers and do all other acts necessary, at the Company's expense, to assist the Company to obtain patents or copyrights on or otherwise to perfect the Company's right, title and interest in and to each such invention, material, trade secret, process, know-how, practice, design, technology and method in any and all countries.

         7. You agree that, in consideration of your employment with the Company, you will not, during the period of your employment with the Company and thereafter for a period of one year commencing on the date of termination of your employment with the Company, (a) engage, directly or indirectly, whether as principal, agent, distributor, representative, consultant, employee, partner, stockholder, limited partner or other investor (other than an investment of not more than (i) five percent (5%) of the stock or equity of any corporation the capital stock of which is publicly traded or (ii) five percent (5%) of the ownership interest of any limited partnership or other entity) or otherwise, in any business in direct competition with the business then conducted by a partner company of the Company or with the business then conducted by the Company, or
(b) solicit or entice or endeavor to solicit or entice away from the Company any person who was an employee of the Company, either for your own account or for any individual, firm or corporation, or employ, directly or indirectly, any person who was during the one (1) year period ending on the date of termination of your employment an employee of the Company, or (c) solicit or entice or endeavor to solicit or entice away from the Company (i) any customer, partner or strategic relationship of the Company or (ii) any corporation, individual or firm in which the Company is, or has been during the last two months of your employment with the Company, in active negotiations in becoming a customer or partner or forming a strategic


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relationship either for your own account or for any individual, firm or corporation. The restriction set forth in clause (a) of this Section 7 shall not be deemed to prohibit your employment with a corporation or other entity which owns or operates a business in direct competition with the business then conducted by a partner company provided that you do not participate in the operation of such business. For purposes of this Section 7, performing services after employment with the Company has terminated in any capacity for organizations of which you have existing, documented relationships established prior to your employment with the Company shall not be considered a breach of this provision.

            You acknowledge that the provisions of this Section 7 are in consideration of: (i) your employment with the Company and (ii) additional good and valuable consideration as set forth in this Agreement. You expressly agree and acknowledge that the restrictions contained in this Section 7 do not preclude you from earning a livelihood, nor do they unreasonably impose limitations on your ability to earn a living. In addition, you agree and acknowledge that the potential harm to the Company of the non-enforcement of this Section 7 outweighs any potential harm to you of its enforcement by injunction or otherwise. You acknowledge that you have carefully read this Agreement, and have given careful consideration to the restraints imposed upon you by this Agreement and are in full accord as to their necessity for the reasonable and proper protection of the Company. You expressly acknowledge and agree that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area and that you have reviewed the provisions of this Agreement with your legal counsel.

         8. In the event of a breach or threatened breach by you of any of the provisions of Sections 5, 6, or 7 of this Agreement, you hereby consent and agree that the Company shall (i) be entitled to cease payment of any severance then being paid to you pursuant to Section 4 of this Agreement and (ii) be entitled to an injunction or similar equitable relief from any court of competent jurisdiction restraining you from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by you under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have with respect to any such breach or threatened breach and in addition the Company shall be entitled to seek any and all other remedies available at law or in equity. You agree to indemnify and hold harmless Superior from any claim or cause of action, including attorney fees, by any person or entity against Superior arising out of alleged breach by you of any confidentiality agreement, non-competition agreement or any other restrictions inconsistent with your foregoing representations. In the event either party takes legal action to enforce its rights under this agreement, the prevailing party shall also be entitled to recover its actual costs and attorney fees.

         9. Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to



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carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

         10. This Agreement contains all the understandings and representations between you and the Company pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or written, if any there be, previously entered into by you and the Company with respect thereto.

         11. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by you and by a duly authorized representative of the Company.

         12. Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, return receipt requested, addressed to the party concerned at the address indicated above or at such other address as such party may subsequently designate by like notice.

         13. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to you shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

         14. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state Michigan, without regard to conflict of law principles.

             If the foregoing accurately sets forth our agreement, please indicate your acceptance hereof on the enclosed counterpart of this letter and return such counterpart to the Company.




                                              Very truly yours,

                                              SUPERIOR CONSULTANT HOLDINGS CORP.



                                              By  /s/ RICHARD D. HELPPIE
                                                --------------------------------
                                                Richard D. Helppie
                                                Chief Executive Officer

Agreed and Accepted:

/s/ GEORGE S. HUNTZINGER
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     George S. Huntzinger